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                                                                   EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of The Sands Regent on Form S-8 of our report dated August 8, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 1997 and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Prospectus, which is part of this Registration Statement.


                                                  /s/ Deloitte & Touche


Reno, Nevada
July 8, 1998

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